UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 03, 2022
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 579-5668
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 03, 2022, Weave Communications, Inc. (the “Company”) announced that Roy Banks, the Company’s Chief Executive Officer (“CEO”) and a member of the Company’s Board of Directors, is stepping down as CEO for personal reasons, effective August 15, 2022, and has agreed to provide transition services thereafter until September 2, 2022, at which time he will resign from the Board. The Company has commenced a search for his successor and will make an announcement when a successor has been appointed. The Company also announced that, effective August 15, 2022, Brett White will serve as interim Chief Executive Officer until a successor to Mr. Banks has been appointed.
In addition to the payments required to be made to Mr. Banks under his employment agreement with the Company, dated October 29, 2021, the Company agreed to accelerate the vesting of 130,435 restricted stock units (“RSUs”), or 25%, of the unvested RSUs granted to Mr. Banks in March 2022.
Mr. White, 59, has been appointed to serve as the Company’s interim Chief Executive Officer, effective September 2, 2022. Since July 2020, he has served as a member of the Company’s Board of Directors. Mr. White served as the Chief Financial Officer for Mindbody, Inc. from July 2013 to December 2021 and also as its Chief Operating Officer from 2016 to 2020. Mr. White also serves as a member of the board of directors of Inspired Flight Technologies since January 2022 and as a member of the Dean Advisory Council and has served as an Entrepreneur in Residence for the Orfalea College of Business, California Polytechnic State University since April 2018. Mr. White holds a B.A. degree in Business Economics with honors and an Accounting emphasis from the University of California, Santa Barbara.
The impact of Mr. White’s new position on his existing compensation arrangement has not yet been determined by the Company.
There are no family relationships between Mr. White and any director or executive officer of the Company, and Mr. White does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing description of the Company’s separation agreement with Mr. Banks is qualified in its entirety by reference to the to the text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	August 03, 2022

By:	/s/ Alan Taylor

Name:	Alan Taylor
Title:	Chief Financial Officer